UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to § 240.14a-12

MORGAN STANLEY EASTERN EUROPE FUND, INC.
(Names of Registrants as Specified in Their Charters)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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No fee required.

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Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

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IMPORTANT NOTICE
MORGAN STANLEY EASTERN EUROPE FUND, INC.
Stockholder Meeting Adjourned to September 26, 2007

August 14, 2007

Dear Shareholder:

The Annual Meeting (the ‘‘Meeting’’) of Stockholders of the Morgan Stanley Eastern Europe Fund, Inc., (the ‘‘Fund’’) was held on June 19, 2007 and adjourned to August 1, 2007. At the August 1, 2007 meeting, Directors of the Fund were elected. The Meeting has been further adjourned to allow for solicitation of additional shares relative to the investment restriction proposal as described in the Notice of Annual Meeting and Proxy Statement previously mailed to you. The adjourned Meeting will be held at 8:00 a.m. on September 26, 2007 at the offices of Morgan Stanley Investment Advisors Inc., 522 Fifth Avenue, New York, New York 10036.

The purpose of the adjourned Meeting is to approve an amendment to the Fund’s investment restrictions to allow the Fund to invest 25% or more of the Fund’s total assets in securities of companies involved in the oil, gas and consumable fuels industry, diversified communications industry, wireless communications industry, commercial banks industry, metals and mining industry or the electric utilities industry if the Board of Directors of the Fund determines that certain criteria are met.

To comply with applicable law with respect to the record date for an adjourned stockholder meeting, the Board of Directors of the Fund has established a new record date of August 10, 2007 (the ‘‘New Record Date’’) for the adjourned Meeting. Only stockholders of record at the close of business on the New Record Date are entitled to notice of and to vote at the adjourned Meeting (and any further adjournments thereof). The information in this letter amends the Notice of Annual Meeting of Stockholders (the ‘‘Notice’’) and the Proxy Statement for the Morgan Stanley Eastern Europe Fund, Inc. (the ‘‘Proxy Statement’’) and any other information about the Meeting. If you were a shareholder of the Fund on March 23, 2007 (the ‘‘Original Record Date’’), you previously received the Notice and the Proxy Statement. If you were not a shareholder of the Fund on the Original Record Date, enclosed is the Notice and Proxy Statement.

– IF YOU HAVE NOT PREVIOUSLY VOTED YOUR SHARES, either because you have not previously received the Notice and Proxy Statement or because you did receive the Notice and Proxy Statement but have not yet voted, please cast your vote on the enclosed proxy card and return in the envelope provided. You may also cast your vote by telephone or internet using the instructions provided on the enclosed proxy card. The Board of Directors of the Fund recommends a vote ‘‘FOR’’ the investment restriction proposal for the reasons discussed in the Proxy Statement.

PLEASE REMEMBER TO VOTE YOUR SHARES AS SOON AS POSSIBLE.

– IF YOU HAVE PREVIOUSLY VOTED YOUR SHARES AND DO NOT WISH TO CHANGE YOUR VOTE, no action is necessary. Unless we receive instructions from you to the contrary, we will vote your shares according to your instructions on any previously submitted proxy card or pursuant to any instructions previously submitted by telephone or through the internet. This includes any shares that you held on the New Record Date but that you obtained subsequent to the Original Record Date.

– IF YOU HAVE PREVIOUSLY VOTED YOUR SHARES AND WISH TO CHANGE YOUR VOTE, you may do so by following the directions on the enclosed proxy card or by casting your vote by telephone or internet using the instructions provided on the enclosed proxy card.

At the close of business on August 10, 2007, the Fund had outstanding 4,225,464 Shares. As of such date, the directors and officers of the Fund as a group owned less than 1% of the shares of the Fund. As of such date, no person was known by the Fund to own beneficially more than 5% of the outstanding shares of the Fund.

To the extent the information in the Notice and Proxy Statement has not been amended by this letter, such information remains applicable to this solicitation of proxies and the Meeting of Stockholders. If you were a shareholder of this fund on the Original Record Date and would like another copy of the Proxy Statement, please contact the Fund c/o JPMorgan Investor Services Co., P.O. Box 2798, Boston, Massachusetts 022808-2798 or by calling 1-800-221-6726.

We appreciate your careful and prompt consideration of this matter.

Sincerely,

Morgan Stanley Eastern Europe Fund, Inc.